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                                                                    EXHIBIT 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use and incorporation by reference in this Registration Statement on Form N-14 of our report dated February 19, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of AIM Global Trends Fund, which is also incorporated by reference and included in the Registration Statement. We hereby consent to the use and incorporation by reference in this Registration Statement on Form N-14 of our report dated December 18, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Report to Shareholders of AIM Global Consumer Products and Services Fund, which is also incorporated by reference and included in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Independent Accountants" in this Registration Statement.




/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 9, 2001